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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY

                               INTERBANCORP, INC.

       SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _______________, 2000

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints ________________________________________
(with full power to act alone and to designate substitutes) as attorney and proxy of the undersigned with authority to vote and act with respect to all shares of stock of Interbancorp, Inc. ("Interbancorp"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on ___________________, 2000 at __:00 __.m., local time, at 15305 Main Street N.E.,
Duvall, Washington, and any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon matters noted below and upon such other matters as may properly come before the meeting.

     (When properly executed, this Proxy will be voted in accordance with your instructions. If you give no instructions, this Proxy will be voted FOR Proposal
1).

     The shares represented by this Proxy shall be voted as follows:

1. A proposal to approve the Agreement and Plan of Merger, dated as of October 23, 2000 (the "Merger Agreement"), between Interbancorp and Frontier Financial Corporation ("Frontier"), under the terms of which: (i) Interbancorp will merge into Frontier, and (ii) each outstanding share of common stock of Interbancorp will be converted into shares of Frontier common stock in accordance with the terms of the Merger Agreement.

                [ ]   FOR             [ ]  AGAINST         [ ]   ABSTAIN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.

2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders.

     Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Interbancorp at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorney and proxy shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from Interbancorp prior to the execution of this proxy of notice of the Meeting, the Prospectus/Proxy Statement dated November _____, 2000.

     DATE: ________________________, 2000.



_____________________________________      _____________________________________
Print Name of Shareholder                  Print Name of Shareholder


_____________________________________      _____________________________________
Signature                                  Signature

     Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOW OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.)